EXHIBIT 10.6


                    CONSULTING/FINDER COMPENSATION AGREEMENT

     This agreement is entered into by and between Philip D. Miller (Miller) and Del Mar Income Partners, Ltd., a Maryland corporation (Del Mar).

     WHEREAS, Del Mar and its affiliates, agents, and representative have, from time to time, benefited Miller by making commercial loans available to Miller for various real estate projects;

     WHEREAS, Miller has further benefited by, from time to time, receiving compensation for bringing transactions to affiliates, agents, and representatives of Del Mar;

     WHEREAS, neither Del Mar nor any of its affiliates has ever received any compensation from Miller for making various loans as well as giving guidance and advice on the mechanics of putting commercial loan transactions together; and

     WHEREAS, the parties wish to create a mechanism whereby Del Mar and its affiliates will be compensated by Miller;

     IT IS, THEREFORE, AGREED:

     1. There currently is a pending loan transaction with Del Mar Partners, Ltd. (Del Mar) for a commercial loan concerning 7.29 acres, more or less, in Millersburg, Elkhart County, Indiana more particularly described on attached Exhibit A. Miller either has or will at the closing for the loan execute loan documents required by Del Mar. The obligations of Miller to Del Mar under the "warranty mortgage" which is deemed to be purchase money mortgage are separate and distinct from the obligations created hereunder by Miller to Del Mar under a second simpler mortgage created to secure performance under this agreement. Further, Miller will utilize a portion of the Millersburg vacant land commercial loan to acquire said property and, thereafter, develop said property which consists of 17 lots upon which modular homes may be erected.


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     2. In recognition of the valuable consulting and finder's services rendered by Del Mar and its affiliates to Miller from time to time in the past, Miller agrees that out of the sale of each of the 17 lots with or without a modular home situated thereon, Del Mar, in addition to payments received under the warranty mortgage, shall be paid the sum of $4,950.00 and, after all 17 lots are sold, the total consulting/finder's compensation to be paid to Del Mar will be $84,150.00 (17 lots times $4,950.00).

     3. Neither Del Mar nor Miller is agreeing that $84,150.00 represents full compensation to Del Mar and its affiliates for the consulting and finding services rendered to Miller. However, if all 17 lots are sold and $4,950.00 is paid to Del Mar out of the closing on each of said 17 lots totaling $84,150.00, then the parties agree that said total payment made to Del Mar will fully satisfy and discharge Miller's obligation to Del Mar and its affiliates hereunder.

     4. Del Mar asserts and represents that it has made separate arrangements with its affiliates with respect to the compensation being paid to it hereunder, and that by making all payments required hereunder (17 payments of $4,950.00) then Miller will be discharged of all liability to Del Mar and its affiliates, also, and Del Mar will obtain appropriate release documents from such or any affiliates upon request by Miller after the full $84,150.00 amount is paid to Del Mar.

     5. Notwithstanding the provisions contained in paragraphs 2, 3, and 4, above, the parties further agree that the $4,950.00 per lot payment to Del Mar herein shall be reduced to $3,950.00 per lot payment (instead of $4,950.00) if, and only if, the subject $135,000.00 loan is fully paid and satisfied within 30 days of the closing of said loan. By "within 30 days of the closing" includes the 30th day after the closing. Otherwise, the $4,950.00 fee payment per lot shall continue to apply to the sale of each of the 17 lots.


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     6. Miller agrees that neither Del Mar nor any of its affiliates is a member, partner, or investor in the subject real estate development in Millersburg identified above. This agreement is solely being entered into so that Del Mar and its affiliates can receive fair compensation for past services rendered to Miller and the benefits conferred upon Miller as a result thereof.

     7. Miller shall execute a simple form of mortgage securing his obligations hereunder with respect to the subject real estate described on Exhibit A hereto. Accordingly, in addition to the payments required under a separate warranty mortgage in favor of Del Mar, the payments due hereunder also to Del Mar shall likewise be paid out of each closing on each of the 17 lots.

     IN WITNESS WHEREOF the parties hereto have signed this agreement on the dates indicated hereafter.

                                                DEL MAR INCOME PARTNERS, LTD.,
                                                a Maryland corporation.



/s/ Philip D. Miller                            By:
--------------------                                ----------------------------
Philip D. Miller
                                                    ----------------------------
                                                    Printed Name

                                                    ----------------------------
                                                    Title

                                                    ----------------------------
Date Signed:      8/12/05                           Date Signed:






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                                   EXHIBIT "A"

Common Address:     Vacant Land located in Millersburg, Elkhart County, Indiana


Legal Description:  A part of the Southeast Quarter of Section 34, Township 36
                    North, range 7 East, Clinton Township, Elkhart County, Indiana, and more particularly described as follows:
                    Commencing at Harrison Monument marking the Northeast comer of said Southeast quarter; thence North 89 degrees minutes West, 376.0 feet, along the North line of said Southeast quarter, to a rebar at the point of beginning of this description; thence continuing along the last described line and bearing, 936.22 feet, to a rebar; thence South 01 degree 12 minutes 46 seconds West, 347.93 feet, along the East line of Cripe Street, to a rebar marking the Northwest comer of Lot 77 in the Recorded Plat of Rogers Heights Fifth Addition to Millersburg, Indiana (Plat Book 21, page 39); thence North 89 degrees 29 minutes 43 seconds East, 938.38 feet, along the North line of said Lot 77 and the North line of the recorded Plat of Rogers Heights Third Addition to Millersburg, Indiana (Plat Book Third Addition; thence North 00 degrees 54 minutes 02 seconds East, 329.55 feet, along the West line of Larimer Drive, to the point of beginning, containing 7.29 acres, more or less.








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